UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

MOVADO GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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MOVADO GROUP, INC.
** IMPORTANT NOTICE **
Regarding the Availability of Proxy Material for the Shareholder Meeting to be held on 06/19/08

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.
This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.
MOVADO GROUP, INC.
650 FROM ROAD
PARAMUS, NJ 07652
Proxy Material Available

•	Notice and Proxy Statement

•	Annual Report

•	Proxy Card

See the Reverse Side for Meeting Information and Instructions on How to Vote

Voting items
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” ITEMS 1 AND 2.

1.	ELECTION OF DIRECTORS
	Nominees:
	01)	Richard Coté	06)	Richard Isserman
	02)	Efraim Grinberg	07)	Nathan Leventhal
	03)	Gedalio Grinberg	08)	Donald Oresman
	04)	Margaret Hayes-Adame	09)	Leonard L. Silverstein
	05)	Alan H. Howard

2.	Proposal to ratify and approve the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending January 31, 2009.

3.	In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.